Exhibit (g)(4)

AMENDMENT TO

CUSTODY AGREEMENT

This Amendment (the “Amendment”) is made as of June 15, 2022 (“Effective Date”) by and between EXCHANGE TRADED CONCEPTS TRUST (the “Trust”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, the Trust and BNY Mellon are parties to a Custody Agreement dated as of November 2, 2017, as amended (the “Agreement”);

B.	WHEREAS, the Trust and BNY Mellon desire to amend the Agreement as described in this Amendment;

C.	WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein, and all forms and rules referenced herein are in reference to forms and rules promulgated under the Investment Company Act of 1940, as amended; and

D.	WHEREAS, the Trust and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Schedule II to the Agreement is hereby deleted and replaced in its entirety with Schedule II attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the services described herein.

(b)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(Signature page follows.)

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

EXCHANGE TRADED CONCEPTS TRUST

By:	/s/ J. Garrett Stevens
On behalf of each series identified at Schedule II to the Agreement

Name:	J. Garrett Stevens
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Jeffrey B. McCarthy
Name:	Jeffrey B. McCarthy
Title:	Managing Director, Exchange-Traded Funds

SCHEDULE II

Series Name

ROBO Global Robotics and Automation Index ETF

Capital Link NexGen Protocol ETF

Capital link NexGen Vehicles & Technology ETF

ROBO Global Artificial Intelligence ETF

ROBO Global Healthcare Technology and Innovation ETF

6 Meridian Low Beta Equity Strategy ETF

6 Meridian Mega Cap Equity ETF

6 Meridian Small Cap Equity ETF

6 Meridian Hedged Equity-Index Option Strategy ETF

6 Meridian Quality Growth ETF

6 Meridian Quality Value ETF

6 Meridian Quality Dividend Yield ETF

Capital Link/Asia Times Financial 50 Chinese Mainland Bond ETF

ROBO Global Covered Call and Growth ETF

Fount Subscription Economy ETF

Fount Metaverse ETF

Optica Rare Earth & Critical Materials ETF

KPOP and Korean Entertainment ETF